CONFIDENTIAL SETTLEMENT AGREEMENT AND
MUTUAL RELEASE OF CLAIMS

This CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS (the "Agreement") is made and entered into effective as of this 24th day of June 2026 (the "Effective Date") by and between Millennium Fine Art Inc. ("MFAI") and Greenpro Capital Corp. ("Greenpro"). For the purposes of this Agreement, MFAI and Greenpro are each referred to, individually, as a "Party" and, collectively, as the "Parties."

<u>R E C I T A L S</u>

A. On August 24, 2021, MFAI filed a Complaint in the State of Nevada, Clark County, District Court, in the matter captioned "*Millennium Fine Art Inc. vs. Greenpro Capital Corp.*, Case No.: A-21-840033-B, Department 13" (the "State Court Action").

B. On January 3, 2022, the Court in the State Court Action entered an Order, upon Greenpro's motion, staying the State Court Action and compelling arbitration.

C. On or about February 23, 2022, MFAI initiated an arbitration proceeding against Greenpro before JAMS in the matter captioned "*Millennium Fine Art Inc. vs. Greenpro Capital Corp.*, JAMS Ref. No.: 5260000038" (the "Arbitration").

C. The Parties desire to avoid the risk, uncertainty, inconvenience and expense of further litigation and, therefore, have agreed to fully settle any and all claims asserted by MFAI in the State Court Action and Arbitration, or that could have been asserted by MFAI in the State Court Action and/or Arbitration.

<u>A G R E E M E N T</u>

NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises, covenants, and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. <u>Recitals</u>

The aforementioned Recitals are incorporated into this Agreement as if set forth fully herein.

2. <u>Consideration</u>

A. As full and complete compromise of all Released Claims (as defined below), within thirty (30) days of receipt by Greenpro's Counsel of (i) this Agreement duly executed by all Parties, (ii) a Stipulation of Dismissal of the State Court Action, attached

hereto as Exhibit 1, and duly executed by MFAI's Counsel, which Greenpro shall hold in escrow pending payment of the Settlement Payment and surrender of the MFAI Shares (as defined below), and (iii) a Form W-9 duly executed by MFAI's Counsel, Greenpro shall (a) pay MFAI the total sum of One Hundred Thousand Dollars ($100,000.00) (the "Settlement Payment"), and (b) surrender two million (2,000,000) restricted shares of MFAI's Class B common stock (the "MFAI Shares") to MFAI for cancellation by MFAI. To effectuate the transfer of the MFAI Shares, Greenpro shall deliver to MFAI a signed copy of the letter, attached hereto as Exhibit 2. The Settlement Payment shall be made to MFAI by wire payment pursuant to the following wiring instructions:

MFAI, Inc.
1621 Central Avenue
Cheyenne, Wyoming 82001
Wells Fargo Bank
250 E. John Carpenter Freeway, 3rd Floor
Irving, Texas 75062-2710
Bank Acct. No.: 8044014424
ABA No.: 121000248
SWIFT Code: WFBIUS6S

B. Within three (3) business days of submission of the Settlement Payment and surrender of the MFAI Shares by Greenpro, Greenpro's Counsel may file the fully executed Stipulation of Dismissal with the Court in the State Court Action.

C. Within three (3) business days of receipt of the Settlement Payment and MFAI Shares, MFAI's Counsel shall file a notice of dismissal, with prejudice, of the Arbitration with JAMS via JAMS Access or (to the extent the parties no longer have the ability to access the Arbitration via JAMS Access) e-mail a copy to Scott Parreno, the Case Manager, at sparreno@jamsadr.com, copying Greenpro's Counsel of record, at tmcevoy@srfc.law, and the Arbitrator, Philip Pro, at ppro@jamsadr.com.

3. General Release and Waiver

A. Upon the Effective Date, MFAI and MFAI's agents, attorneys, employees, representatives, heirs, predecessors, successors, executors, administrators, beneficiaries, licensees, and assigns (the "MFAI Releasors"), do hereby remise, release and forever discharge Greenpro and each of Greenpro's present and former parents, affiliates, subsidiaries, predecessors, successors, insurers, and related entities, their present and former officers and directors, shareholders, employees, partners, attorneys, affiliates, registered representatives, spouses, trustees, and agents, and each of such persons' heirs, successors, assigns, executors, administrators, and beneficiaries (the "Greenpro Releasees"), of and from all claims and causes of action asserted in or related to the State Court Action and/or Arbitration and any and all claims (including claims for costs and attorneys' fees), potential claims, damages, demands, suits, debts, actions or causes of

action of any kind, whether known or unknown, suspected or unsuspected, contingent or non-contingent, hidden or concealed (together, the "MFAI Released Claims"), that the MFAI Releasors, or any of them, ever had or may now or hereafter own, hold, have or claim to have by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

B. Upon the Effective Date, Greenpro and Greenpro's agents, attorneys, employees, representatives, heirs, predecessors, successors, executors, administrators, beneficiaries, licensees, and assigns (the "Greenpro Releasors"), do hereby remise, release and forever discharge MFAI and each of MFAI's present and former parents, affiliates, subsidiaries, predecessors, successors, insurers, and related entities, their present and former officers and directors, shareholders, employees, partners, attorneys, affiliates, registered representatives, spouses, trustees, and agents, and each of such persons' heirs, successors, assigns, executors, administrators, and beneficiaries (the "MFAI Releasees"), of and from all claims and causes of action asserted in or related to the State Court Action and/or Arbitration and any and all claims (including claims for costs and attorneys' fees), potential claims, damages, demands, suits, debts, actions or causes of action of any kind, whether known or unknown, suspected or unsuspected, contingent or non-contingent, hidden or concealed (together, the "Greenpro Released Claims"), that the Greenpro Releasors, or any of them, ever had or may now or hereafter own, hold, have or claim to have by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

C. MFAI acknowledges that it may hereafter discover facts different from, or in addition to, those which he now believes to be true with respect to the Released Claims above. On its own behalf and on behalf of all of the Releasors, MFAI agrees that the foregoing release and waiver shall be and remain effective in all respects notwithstanding such different or additional facts or discovery thereof, and that this Agreement contemplates the extinguishment of all the MFAI Released Claims.

4. Confidentiality

The Parties and their counsel agree to keep the terms and existence of this Agreement, and all documents and things exchanged during settlement negotiations leading up to this Agreement (collectively "Confidential Information") strictly confidential, and shall not reveal Confidential Information to any other person or entity, except: (i) as required by law or order of the court or other government authority; and (ii) as is reasonably necessary to be disclosed to the Parties' spouses, accountants, tax advisors, employees of the Parties who have a business need to know about this Agreement to effectuate its terms, and attorneys (provided the Parties and/or their counsel notifies such recipient of their confidentiality obligations hereunder and obtains written assurances that such recipient will ensure that Confidential Information is only disclosed in accordance with the terms of this Agreement). The Parties and their counsel further agree that if they are required by legal process to disclose Confidential Information, they will provide the

other Party with at least ten (10) business days' notice prior to the required disclosure so that it may seek an appropriate protective order or other appropriate relief.

5. Non-Disparagement

The Parties agree not to make or publish any disparaging comments regarding the other Party, or otherwise disparage the other Party in any way, or their respective officers, directors, employees, shareholders, agents, successors, or assigns, in any manner likely to be harmful to either Party or their business, business reputation, or personal reputation.

6. Injunctive Relief; Remedies

MFAI and its counsel expressly acknowledge and agree that the confidentiality obligations set forth in Section 4 ("Confidentiality") are material inducements to Greenpro to enter into this Agreement. Furthermore, MFAI and its counsel acknowledge and agree that the disclosure of information related to the terms or existence of this Agreement as prohibited by Section 4 ("Confidentiality") would cause Greenpro to suffer immediate, irreparable injury for which money damages would be an inadequate remedy, and that Greenpro will be entitled to injunctive relief, as provided for under applicable law or equity, without being required to post any bond or other security, in the event of any such breach. Injunctive relief will not be deemed the exclusive remedy for any such breach, but will be in addition to all other remedies available under applicable law or equity.

7. No Admission of Fault or Liability

It is understood and agreed that this Agreement and the performance by any Party of its obligations herein, including the payment of the Settlement Payment and surrender of the MFAI Shares by Greenpro, are for the sole purpose of compromising the Released Claims, and that this Agreement shall not be deemed or construed as an admission of liability, wrongdoing or fault by Greenpro, with liability, wrongdoing and fault being expressly denied by Greenpro.

8. Investigation

Each of the Parties has made such investigation of the facts pertaining to this Agreement, as it deems necessary. The Parties understand that if any fact with respect to any matter covered by this Agreement is found hereafter to be in addition to, other than, or different from, the facts now believed by the Parties to be true, each Party expressly accepts and assumes the risk of such possible additional or different facts and agrees that this Agreement shall be and remain effective notwithstanding such additional or different facts.

9. Integration Clause

This Agreement contains the entire agreement of the Parties concerning the subject matter of this Agreement and supersedes any and all prior and contemporaneous written or oral representations, agreements, arrangements or understandings among them concerning such subject matter. There are no representations, agreements, arrangements or understandings, oral or written, among the Parties relating to the subject matter of this Agreement that are not fully expressed herein.

10. Consultation with Counsel

The Parties represent and warrant that they have presented their respective counsel with this Agreement, that their respective counsel have had the opportunity to review this Agreement and that they are executing this Agreement of their own free will after having received advice from their respective counsel regarding execution of this Agreement.

11. Governing Law

This Agreement shall be governed by and interpreted and construed pursuant to the laws of the State of Nevada, without giving effect to any conflicts of law principles.

12. Disputes and Enforcement

The Parties agree that they will work cooperatively to resolve any issues, concerns, and/or disputes regarding the Parties' respective obligations under this Agreement. Accordingly, the Parties agree that any such issues, concerns, or disputes shall be put in writing and that the other Party shall be given thirty (30) days to respond in writing to such issues, concerns, or disputes, before any enforcement action can be commenced. Notice must be in writing and must be sent to undersigned counsel for the Party via certified mail or an express delivery service for which delivery confirmation can be obtained. Each Party shall bear their own attorneys' fees and costs in any such potential enforcement Demand.

13. Severability

If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties' intent as manifested herein; and (iv) if the ruling and/or the controlling principle

of law or equity leading to the ruling is subsequently overruled, modified, or amended by legislative, judicial, or administrative Demand, then the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

14. No Waiver

The failure of any Party to insist upon compliance with any of the provisions of this Agreement or the waiver thereof, in any instance, shall not be deemed or construed as a waiver or relinquishment by such Party of such provision in any other instance or as a waiver or relinquishment by such Party of any other provision of this Agreement.

15. Modification and Amendment

This Agreement may not be waived, altered, amended or repealed, in whole or in part, except upon written agreement executed by the Party or Parties against which enforcement is sought.

16. No Reliance

Each of the Parties represents and warrants that, except for the representations and warranties specifically set forth in this Agreement, in executing this Agreement, it does not rely, and has not relied, on any representation or statement made by any other Party to this Agreement, on any representation or statement made by anyone acting on behalf of any Party to this Agreement, or any representation or statement made by any other person.

17. No Assignment or Transfer of Claims

MFAI represents and warrants that: (i) it owns the MFAI Released Claims; (ii) no other person or entity has any interest in the MFAI Released Claims; (iii) it has not sold, assigned, conveyed or otherwise transferred any MFAI Released Claim against Greenpro, or any MFAI Released Claim against any of the other Releasees; and (iv) it has the sole and exclusive right to settle and release such MFAI Released Claims. MFAI represents and warrants that to the best of its knowledge, information and belief, it has no actual or potential claims against Greenpro or any of the other Releasees that are not included in the MFAI Released Claims.

18. Each Party to Bear Its Own Attorneys' Fees, Costs and Expenses

Except as expressly provided for herein, each Party shall bear its own attorneys' fees, costs and expenses incurred in relation to this Agreement.

19. Multiple Counterparts

This Agreement may be executed in counterparts, each of which may be executed and delivered via facsimile or PDF electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the Parties as of the Effective Date. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Agreement.

20. Authority of Signatories

Each of the signatories to this Agreement represents and warrants that he/she/it is duly and fully authorized to act for the Party on whose behalf he/she/it signs this Agreement and that any and all required consents, authorizations or approvals have been obtained by or on behalf of such Party.

21. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective heirs, representatives, successors and assigns.

22. Construction

Each Party hereto has cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any Party on the ground that said Party drafted this Agreement.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

PLEASE READ CAREFULLY. THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS HEREOF the undersigned Parties do hereby execute this Agreement as of the Effective Date.

MILLENNIUM FINE ART INC.

____
By:
Its:

GREENPRO CAPITAL CORP.

____
By: Lee Chong Kuang
Its: Chief Executive Officer

PLEASE READ CAREFULLY. THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS HEREOF the undersigned Parties do hereby execute this Agreement as of the Effective Date.

MILLENNIUM FINE ART INC.

____
By: Daniel S. Mckinney
Its: CEO

GREENPRO CAPITAL CORP.

____
By: Lee Chong Kuang
Its: Chief Executive Officer

Exhibit 1

SODW
Rory T. Kay (NSBN 12416)
Kiley A. Harrison (NSBN 16092)
MCDONALD CARANO LLP
2300 West Sahara Avenue, Suite 1200
Las Vegas, Nevada 89102
Telephone: (702) 873-4100
rkay@mcdonaldcarano.com
kharrison@mcdonaldcarano.com

Attorneys for Defendant
Greenpro Capital Corp.

DISTRICT COURT

CLARK COUNTY, NEVADA

MILLENNIUM FINE ART INC., a Wyoming Corporation, Plaintiff, vs. GREENPRO CAPITAL CORP., a Nevada Corporation; B-7-5, Northpoint Office Mid Valley City, No. 1 Medan Syed Putra Utara 59200 Kuala Lumpur, Malaysia, Defendants.	Case No.: A-21-840033-B Dept. No.: XIII **STIPULATION AND ORDER FOR DISMISSAL WITH PREJUDICE**

Defendant GREENPRO CAPITAL CORP. and Plaintiff MILLENNIUM FINE ART INC., by and through their respective counsel of record, hereby stipulate and agree to dismiss this action in its entirety, with prejudice, with each party to bear its own attorneys' fees and costs.

///

///

///

///

McDONALD CARANO
2300 WEST SAHARA AVENUE, SUITE 1200 • LAS VEGAS, NEVADA 89102
PHONE 702.873.4100 • FAX 702.873.9966

The parties therefore respectfully request that the Court enter an Order dismissing this action with prejudice with each party to bear its own attorneys' fees and costs.

Dated this ____ day of June, 2026.

MCDONALD CARANO LLP

By: /s/
Rory T. Kay (NSBN 12416)
Kiley A. Harrison (NSBN 16092)
2300 West Sahara Avenue, Suite 1200
Las Vegas, Nevada 89102

Attorneys for Defendant Greenpro Capital Corp.

By:______________________
C. Edward Whitney (NSBN 13031)
3650 E Russell Rd
Las Vegas, NV 89120

Attorney for Plaintiff Millenium Fine Art Inc.

ORDER

Based on the foregoing stipulation and good cause appearing,

IT IS HEREBY ORDERED that this action is and shall be dismissed in its entirety with prejudice, with each party to bear its own attorneys' fees and costs.

____

Submitted by:

MCDONALD CARANO LLP

By: /s/
Rory T. Kay (NSBN 12416)
Kiley A. Harrison (NSBN 16092)
2300 West Sahara Avenue, Suite 1200
Las Vegas, Nevada 89102

Attorneys for Defendant Greenpro Capital Corp.

McDONALD CARANO
2300 WEST SAHARA AVENUE, SUITE 1200 • LAS VEGAS, NEVADA 89102
PHONE 702.873.4100 • FAX 702.873.9966

Exhibit 2

June __ 2026

Via Electronic Mail (cedward@whitneylegalservices.com)

MFAI, Inc.
c/o C. Edward Whitney, Esq.
3650 E. Russell Road
Las Vegas, Nevada 89120

Re: Millenium Fine Art Inc. vs. Greenpro Capital Corp., JAMS Arbitration Case Reference No. 5260000038

Dear Mr. Whitney:

I am the Chief Executive Officer of Greenpro Capital Corp. ("Greenpro"), which is a named respondent in the above matter. Pursuant to the parties' Confidential Settlement Agreement and Mutual Release of Claims, dated June 24, 2026, I hereby authorize, on behalf of Greenpro, the transfer of ownership of 2,000,000 (2 million) shares of Millenium Fine Art, Inc. ("MFAI"), currently held by Greenpro, to MFAI.

Thank you for your attention in this regard.

Very Truly Yours,

GREENPRO CAPITAL CORP.

By: Lee Chong Kuang